UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2011

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 12, 2011, the Company's subsidiary, Janssen Pharmaceuticals, Inc., completed the previously announced divestiture of the assets of its Ortho Dermatologics division in the U.S. to subsidiaries of Valeant Pharmaceuticals International, Inc. for an aggregate cash purchase price of $345 million. The divestiture of the assets of the Ortho Dermatologics division includes prescription brands (RETIN-A MICRO®, RETIN-A®, GRIFULVIN®, BIAFINE®, ERTACZO® and RENOVA®) sold in the U.S.

A current report on Form 8-K announcing the definitive agreement to divest the assets of the Ortho Dermatologics division was previously filed on July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
December 12, 2011	By:	/s/ Lacey P. Elberg
Lacey P. Elberg Assistant Secretary